UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway Suite 500 Dallas, TX	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described below under Item 5.07 of this Current Report on Form 8-K, at the 2024 annual meeting of stockholders (the “Annual Meeting”) of CECO Environmental Corp. (the “Company”), held on May 20, 2024, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to provide for exculpation of certain officers of the Company in limited circumstances as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “Amendment”). The Company’s Board of Directors had previously approved the Amendment. To effect the Amendment, on May 20, 2024, the Company filed a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, and the Certificate of Amendment became effective on that date. A more complete description of the Amendment is set forth in “Proposal 2 - Approval of the Amendment to Our Certificate of Incorporation to Incorporate Delaware Law Provisions Regarding Officer Exculpation” in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 10, 2024. Each of that description and the foregoing summary of the Amendment and the Certificate of Amendment set forth under this Item 5.03 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As discussed above under Item 5.03, on May 20, 2024, the Company held the Annual Meeting. At the Annual Meeting, the Company's stockholders: (1) elected each of the eight director nominees listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders and until his or her successor is elected and duly qualified; (2) approved the amendment to the Company’s Certificate of Incorporation to incorporate Delaware law provisions regarding officer exculpation, as discussed in Item 5.03 above; (3) approved, on an advisory basis, the Company’s named executive officer compensation; and (4) ratified the appointment of BDO USA, P.C. (f/k/a BDO USA, LLP) as the Company’s independent registered public accounting firm for fiscal 2024. The voting results at the Annual Meeting with respect to each of the matters described above were as follows:

(1)
The eight director nominees named in the proxy statement and standing for election were elected based upon the following votes:

DIRECTOR NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Jason DeZwirek	25,763,336	1,386,032	19,352	3,394,663
Todd Gleason	27,054,730	95,218	18,772	3,394,663
Robert E. Knowling, Jr.	27,044,271	104,850	19,599	3,394,663
Claudio A. Mannarino	26,966,186	182,707	19,827	3,394,663
Munish Nanda	25,868,812	1,149,917	149,991	3,394,663
Valerie Gentile Sachs	24,938,041	2,212,093	18,586	3,394,663
Laurie A. Siegel	27,110,459	25,118	33,143	3,394,663
Richard F. Wallman	26,427,168	707,337	34,215	3,394,663
(2)
The amendment to the Company's Certificate of Incorporation was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,337,617	2,777,718	53,385	3,394,663
(3)
The Company’s named executive officer compensation was approved on an advisory basis as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
26,668,319	431,341	69,060	3,394,663
(4)
The appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for fiscal 2024 was ratified as follows:

FOR	AGAINST	ABSTAIN
30,247,700	263,274	52,409

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of CECO Environmental Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2024	CECO Environmental Corp.

	By:	/s/ Joycelynn Watkins-Asiyanbi
Joycelynn Watkins-Asiyanbi
SVP, Chief Administrative and Legal Officer and Corporate Secretary